UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.)

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Sculptor Capital Management, Inc.

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From: Partner Management Committee

Date: September 7, 2023

To: All Employees

Subject: Message from the Partner Management Committee

Our mission is simple: to protect and compound our clients’ capital responsibly. And thanks to your hard work, perseverance, focus and grit, Sculptor is doing a great job. While we typically do not indulge in pats on the back, especially at this stage of the year, the combination of the achievement thus far and a shifting macroeconomic landscape calls for an exception.

Our multi-strategy fund is having a terrific year, delivering a net return in August of +2.8%, bringing the YTD net return to +12.6%. Providing an additional source of pride and measure of quality, the results this year come from every strategy, and in many significant investments, have come from our classic brand of cross-group collaboration.

In opportunistic credit, net fund performance ranges from +8% to +15% year to date, as we capitalize on one of the more exciting investment environments we have seen in our careers.

Our real estate platform continues to execute, taking advantage of historic upheaval in the real estate market by deploying 76% of SRE IV while already making substantial distributions in that fund. SRE Credit Fund I is producing an 18% gross IRR1 and our newly launched REIT has already raised substantial capital.

In ICS, our focus on underwriting and portfolio management is clear to our clients and this diligence has resulted in improving portfolio metrics despite a complex market. As a result, we successfully priced CLO 31 earlier this summer and have significant plans for further growth within ICS.

These results are impressive – absolute, relative, risk-adjusted, and in every other way. And importantly, they build on decades of consistent compounding for clients. Of course, we don’t measure ourselves based on YTD performance through August and our clients evaluate us over a much longer period. But when we look to the future, we are excited that across nearly every geography, asset class and investment style, we have a robust pipeline of differentiated and scalable investment ideas.

No matter how loud the volume gets (from talk of a strategic transaction or otherwise), the important stuff is always the same. Work hard, put our clients first, collaborate with each other and conduct ourselves with integrity and transparency.

We cannot control the markets, and we cannot control the world around us. We can control how we seek to perform against that backdrop. So bravo, thank you, and back to the grindstone.

PMC

[1]	SRE Credit Fund I is producing an 12% net IRR.

Additional Information About the Transaction and Where to Find It

This communication relates to a proposed transaction between Rithm Capital Corp. and Sculptor Capital Management, Inc. (“Sculptor”). In connection with the proposed transaction, Sculptor intends to file with the Securities and Exchange Commission (“SEC”) and mail or otherwise provide to its stockholders a proxy statement regarding the proposed transaction. Sculptor may also file other documents with the SEC regarding the proposed transaction. BEFORE MAKING ANY VOTING DECISION, SCULPTOR’S STOCKHOLDERS ARE URGED TO CAREFULLY READ THE PROXY STATEMENT IN ITS ENTIRETY WHEN IT BECOMES AVAILABLE AND ANY OTHER DOCUMENTS FILED WITH THE SEC IN CONNECTION WITH THE PROPOSED TRANSACTION OR INCORPORATED BY REFERENCE THEREIN BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION AND THE PARTIES TO THE PROPOSED TRANSACTION. Investors and security holders may obtain a free copy of the proxy statement and other documents containing information about Sculptor and the proposed transaction, once such documents are filed with the SEC (when available) from the SEC’s website at www.sec.gov and Sculptor’s website at www.sculptor.com. In addition, the proxy statement and other documents filed by Sculptor with, or furnished to, the SEC (when available) may be obtained from Sculptor free of charge by directing a request to Sculptor’s Investor Relations at investorrelations@sculptor.com.

Participants in the Solicitation

Sculptor and certain of its directors, executive officers and employees may be considered to be participants in the solicitation of proxies from Sculptor’s stockholders in connection with the proposed transaction. Information regarding the persons who may, under the rules of the SEC, be deemed participants in the solicitation of the stockholders of Sculptor in connection with the proposed transaction, including a description of their respective direct or indirect interests, by security holdings or otherwise will be included in the proxy statement when it is filed with the SEC. You may also find additional information about Sculptor’s directors and executive officers in Sculptor’s proxy statement for its 2023 Annual Meeting of Stockholders, which was filed with the SEC on April 28, 2023. You can obtain a free copy of this document from Sculptor using the contact information above.

No Offer or Solicitation

This communication is for information purposes only and is not intended to and does not constitute, or form part of, an offer, invitation or the solicitation of an offer or invitation to purchase, otherwise acquire, subscribe for, sell or otherwise dispose of any securities, or the solicitation of any vote or approval in any jurisdiction, pursuant to the proposed transaction or otherwise, nor shall there be any sale, issuance or transfer of securities in any jurisdiction in contravention of applicable law. The proposed transaction will be implemented solely pursuant to the terms and conditions of the merger agreement, which contain the full terms and conditions of the proposed transaction.

Cautionary Note Regarding Forward-Looking Statements

The communication contains statements which may constitute “forward-looking statements” made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, including, but not limited to, statements regarding the proposed transaction. All statements, other than statements of current or historical fact, contained in this communication may be forward-looking statements. Without limiting the foregoing, the words “believes,” “anticipates,” “plans,” “expects,” “may,” “should,” “could,” “estimate,” “intend” (or the negative of these terms) and other similar expressions are intended to identify forward-looking statements. These statements represent Sculptor’s current expectations regarding future events and are subject to a number of assumptions, trends, risks and uncertainties, many of which are beyond Sculptor’s control, which could cause actual results to differ materially from those described in the forward-looking statements. Accordingly, you should not place undue reliance on any forward-looking statements contained herein. For a discussion of some of the risks and important factors that could affect such forward-looking statements, see the sections entitled “Forward Looking Statements,” “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in Sculptor’s most recent annual and quarterly reports and other filings filed with the SEC, which are available on Sculptor’s website (www.sculptor.com).

Factors that could cause actual results and outcomes to differ materially from any future results or outcomes expressed or implied include, but are not limited to, the following risks relating to the proposed transaction: the occurrence of any event, change, or other circumstances that could give rise to the termination of the merger agreement; the satisfaction of closing conditions to the transaction on a timely basis or at all, including the ability to obtain required regulatory and stockholder approvals; uncertainties as to the timing of the transaction; litigation relating to the transaction; the impact of the transaction on Sculptor’s business operations (including the threatened or actual loss of employees, clients or suppliers); incurrence of unexpected costs and expenses in connection with the transaction; and financial or other setbacks if the transaction encounters unanticipated problems. Other important factors that could cause actual results to differ materially from those expressed or implied include, but are not limited to, risks related to changes in the financial, equity and debt markets, risks related to political, economic and market conditions and other risks discussed and identified in public filings made by Sculptor with the SEC.

New risks and uncertainties emerge from time to time, and it is not possible for Sculptor to predict or assess the impact of every factor that may cause its actual results to differ from those contained in any forward-looking statements. Forward-looking statements contained herein speak only as of the date of this communication, and Sculptor expressly disclaims any obligation to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in Sculptor’s expectations with regard thereto or change in events, conditions or circumstances on which any statement is based.